Exhibit 4.13

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of November 20, 2002 (this “Amendment”), among AFFINITY GROUP, INC. (the “Borrower”), THE GUARANTORS PARTY HERETO (the “Guarantors”), THE LENDERS PARTY HERETO (the “Lenders”), FLEET NATIONAL BANK, as Administrative Agent (the “Administrative Agent”), THE PROVIDENT BANK, as Syndication Agent (the “Syndication Agent”) and BANK ONE KENTUCKY, NA, as Documentation Agent (the “Documentation Agent” and together with the Administrative Agent and the Syndication Agent, the “Agents”).

WHEREAS, the Credit Agreement (as defined below) provides that the Lenders may make Revolving Credit and Term Loans to the Borrower, and that the Issuing Lender may issue Letters of Credit; and

WHEREAS, the Credit Parties wish to amend the Credit Agreement to increase the maximum Letter of Credit amount as stated under Section 2.4(b) of the Credit Agreement from $5,000,000 to $12,500,000.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.             Reference to Credit Agreement.  Reference is made to the Amended and Restated Credit Agreement dated as of November 13, 1998, as amended by the First Amendment to Credit Agreement dated as of October 29, 1999, the Second Amendment to Credit Agreement dated as of March 1, 2001, and the Third Amendment to Credit Agreement dated as of December 5, 2001 among the Borrower, the Guarantors, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent (as the same may be further amended or amended and restated from time to time, the “Credit Agreement”).  Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.             Amendments.  The Credit Parties, the Lenders, and the Administrative Agent agree that the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

(a)           Section 2.4(b) is hereby amended by inserting “$12,500,000” in place of “$5,000,000” in the last sentence of such section.

3.             No Default; Representations and Warranties, etc.  The Credit Parties hereby confirm that: (a) the representations and warranties of the Credit Parties contained in Article 4 of the Credit Agreement are true on and as of the date hereof as if made on such date; (b) the Credit Parties are in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on their part to be observed or performed thereunder; and (c) after giving effect to this Amendment, no Event of Default, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

4.             Conditions to this Amendment. This Amendment shall not become effective until the date on which each of the following conditions is satisfied or waived in writing by the Required Lenders:

(a)           Counterparts of Amendment.  The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)           Fees and Expenses.  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

5.             Miscellaneous.

(a)           Except to the extent specifically amended or waived hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect.  Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.  The foregoing waivers shall apply solely to the provisions of the Credit Agreement specified herein for the periods and purposes specified herein.  Nothing herein shall be deemed to constitute a modification, amendment or waiver of any other term or condition of the Credit Agreement.

(b)           This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)           This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)           The Credit Parties agree to pay all reasonable expenses, including legal fees and disbursements incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER

AFFINITY GROUP, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

SUBSIDIARIES/GUARANTORS

A - B DEVELOPMENT CO.

By:	AGI PROPERTIES OF COLORADO, INC., a General Partner

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

AFFINITY BROKERAGE, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

AFFINITY ROAD AND TRAVEL CLUB, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

AGI PROPERTIES OF COLORADO, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

AGI REAL ESTATE HOLDINGS, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CAMP COAST TO COAST, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CAMPING REALTY, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CAMPING WORLD, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CWI, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CW MICHIGAN, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CW TEXAS, LP

By:	AFFINITY GROUP, INC., its General Partner

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

EHLERT PUBLISHING GROUP, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

EXPOSITIONS GROUP, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

GOLF CARD HOLDING CORPORATION

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

GOLF CARD INTERNATIONAL CORP.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

GOLF CARD RESORT SERVICES, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

GSS ENTERPRISES, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

TL ENTERPRISES, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

VBI, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

WOODALL PUBLICATIONS CORPORATION

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CAMPING WORLD RV SALES, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

THUNDER PRESS, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

COAST MARKETING GROUP, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

POWER SPORTS MEDIA, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

RATIFICATION OF NONRECOURSE GUARANTY

The undersigned guarantor hereby acknowledges and consents to the foregoing Amendment as of the date hereof, and agrees that the Nonrecourse Guaranty and Pledge Agreement dated as of November 13, 1998 remains in full force and effect, and the undersigned confirms and ratifies all of its obligations thereunder.

AFFINITY GROUP HOLDING, INC.

By:	/s/ Mark J. Boggess
	Name:	Mark J. Boggess
	Title:	Senior Vice President

SIGNATURE PAGES OF LENDERS

FLEET NATIONAL BANK

	By:	/s/ Peter van der Horst
		Name:	Peter van der Horst
		Title:	Director

SIGNATURE PAGES OF LENDERS
THE PROVIDENT BANK

	By:	/s/ Nick Jevic
		Name:	Nick Jevic
		Title:	Senior Vice President

SIGNATURE PAGES OF LENDERS

CIBC INC.

	By:	/s/ Keith Labbate
		Name:	Keith Labbate
		Title:	Executive Director

SIGNATURE PAGES OF LENDERS

USBANK (as successor in interest to Firstar Bank N.A.

	By:	/s/ Eric A. Walker
		Name:	Eric A. Walker
		Title:	Vice President

SIGNATURE PAGES OF LENDERS

GOLDENTREE LOAN OPPORTUNITIES I, LTD.

By:

	By:	/s/ Fred Haddad
		Name:	Fred Haddad
		Title:	Partner, Portfolio Manager

SIGNATURE PAGES OF LENDERS

CITIZENS BANK OF MASSACHUSETTS

	By:	/s/ Peter Kirkiris
		Name:	Peter Kirkiris
		Title:	Assistant Vice President

SIGNATURE PAGES OF LENDERS

ARCHIMEDES FUNDING II LTD.

	By:	ING Capital Advisors LLC as Collateral Manager

	By:	/s/ John J. D’Angelo
		Name:	John J. D’Angelo
		Title:	Vice President

SIGNATURE PAGES OF LENDERS

ENDURANCE CLO I, LTD.

	By:	/s/ John J. D’Angelo
		Name:	John J. D’Angelo
		Title:	Vice President

SIGNATURE PAGES OF LENDERS

FIRST SOURCE LOAN OBLIGATIONS TRUST

	By:	First Source Financial, Inc., its Servicer and Administrator

	By:	/s/ Maureen S. Ault
		Name:	Maureen S. Ault
		Title:	Vice President

SIGNATURE PAGES OF LENDERS

ELF FUNDING TRUST III

	By:	New York Life Investment Management LLC
As Attorney in Fact

	By:	/s/ Robert H. Dial
		Name:	Robert H. Dial
		Title:	Vice President

SIGNATURE PAGES OF LENDERS

LANDMARK II CDO LIMITED

	By:	Aladdin Asset Management LLC, as Manager

	By:	/s/ Gilles Marchand
		Name:	Gilles Marchand
Title: